SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement ☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
AROTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:________________________________
(2)	Aggregate number of securities to which transaction applies:_______________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________

(4)	Proposed maximum aggregate value of transaction:_________________________
(5)	Total fee paid:__________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:______________________________________
(2)	Form, Schedule or Registration Statement No.________________________
(3)	Filing Party:__________________________
(4)	Date Filed: __________________________

**PRELIMINARY COPY***

Robert S. Ehrlich Chairman and Chief Executive Officer	Arotech Corporation 1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (800) 281-0356 Fax: (734) 761-5368 http://www.arotech.com Nasdaq: ARTX

August 30, 2013

Dear Stockholder:

It is our pleasure to invite you to the 2013 Annual Meeting of Stockholders of Arotech Corporation, a Delaware corporation, to be held at 10:00 a.m. local time on Monday, October 21, 2013 at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 17th Floor, New York, New York.

As per our usual practice, we are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet (available at http://www.proxyvote.com) rather than having your company incur the additional costs of printing and mailing.

The rules of the New York Stock Exchange (and applicable to our exchange, the Nasdaq Stock Market) provide that if your shares are held by a bank or broker, the bank or broker cannot vote your shares in connection with the election of our directors unless you provide voting instructions to the bank or broker. If you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in the election of our directors at the Annual Meeting. Given this change, whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the proxy materials available to you on the Internet and to vote electronically through the Internet or by telephone, all in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so if you hold your shares in your own name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,

Robert S. Ehrlich
Chairman of the Board of Directors

**PRELIMINARY COPY***

**PRELIMINARY COPY***

QUESTIONS AND ANSWERS

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q.	What is the purpose of the Annual Meeting?

A.	At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

1.
To contract the size of the Board of Directors to six; to fix the number of Class III directors at two; and to elect two Class III directors for a three-year term ending in 2016 and continuing until their successors are duly elected and qualified (beginning on page 2);

2.	To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2013 (beginning on page 7);

3.	To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”) (beginning on page 7);

4.	To consider and act upon a proposal to recommend, on an advisory basis, a three-year frequency of future “say-on-pay” votes (beginning on page 10);

5.
To consider and act upon a proposal to effect the quasi-reorganization of our financial statements to eliminate the accumulated deficit of $183,367,739 in retained earnings with a corresponding decrease in our surplus capital account as of December 31, 2013 (beginning on page 10); and

6.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

Q.	Why have I received a Notice of Internet Availability of Proxy Materials?

A.
We are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. You will not receive a printed copy of our proxy materials unless you specifically request one. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet rather than having your company incur the additional costs of printing and mailing.

Q.	Why is Arotech seeking stockholder approval for the first proposal?

A.
Our by-laws provide for a Board of one or more directors. The number of directors is currently eight. Our Board is composed of three classes of similar size. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year.

Q&A-1

**PRELIMINARY COPY***

Two of our directors, after many years of service to us, have expressed their desire to leave the Board. Accordingly, at the annual meeting, we will consider a proposal to contract the size of our Board of Directors from eight to six, to move one of our existing directors from Class I to Class III, and to move another of our existing directors from Class II to Class III, so that after this election each class will be of identical size. We are therefore proposing the election of two Class III directors for three-year terms that expire in 2016.

Under Delaware law, directors of a corporation are elected by the stockholders, so we are presenting the Board of Directors’ slate of Class III directors for election by the stockholders.

Q.	Why is Arotech seeking stockholder approval for the second proposal?

A.
Although stockholder ratification of the selection of BDO USA, LLP as our independent auditors is not required by our by-laws or otherwise, we are submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

Q.	Why is Arotech seeking stockholder approval for the third proposal?

A.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules require that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

Q.	Why is Arotech seeking stockholder approval for the fourth proposal?

A.
The Dodd-Frank Act and related SEC rules also require that we include in this proxy statement a separate non-binding stockholder vote to advise on whether the say-on-pay vote should occur every one, two or three years (commonly referred to as “say-on-frequency”). You have the option to vote for any one of the three options, or to abstain on the matter.

Q.	Why is Arotech seeking stockholder approval for the fifth proposal?

A.
We believe that the significant deficit in our retained earnings account ($183,367,739 as of June 30, 2013), which is largely the result of massive losses that we incurred in connection with our electric vehicle program and our consumer battery business prior to the shut-down of these operations in 2002, hampers our potential for future success and limits our flexibility in taking actions that may be in the best interest of us and our stockholders. We are therefore recommending a quasi-reorganization that would have the effect under generally accepted accounting principles of eliminating this deficit in the retained earnings account.

Q.	What shares can I vote?

A.
All shares of our common stock owned by you as of the close of business on the record date, August [xx], 2013, may be voted by you. These shares include (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q&A-2

**PRELIMINARY COPY***

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please bring the Notice of Internet Availability of Proxy Materials that you received, as well as proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.	What vote is required to approve each proposal?

A.	Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

Q&A-3

**PRELIMINARY COPY***

With respect to the remaining proposals (ratification of the selection of BDO USA, LLP as our independent auditors, the advisory vote on say-on-pay, the advisory vote on say-on-frequency, and approval of a quasi-reorganization that would have the effect under generally accepted accounting principles of eliminating this deficit in our retained earnings account,), the affirmative vote of a majority of the total votes cast at the Annual Meeting on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below) will not affect the outcome of the vote on these proposals.

Q.	What are “broker non-votes”?

A.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the selection of auditors. Nominees cannot vote on non-routine matters, including voting for the election of directors and voting on any matter relating to executive compensation, unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposal for the ratification of the selection of BDO USA, LLP as our independent auditors is considered to be a “routine” matter, and as a result we do not expect that there will be a significant number of broker non-votes on this proposal. We believe that the remaining proposals are not a “routine” matters, and as a result there may be a significant number of broker non-votes on these proposals.

Q.	Where can I find the voting results of the meeting?

A.	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed by us with the SEC by Wednesday, October 23, 2013, by 5:30 p.m. E.D.T.

Q.	Who will count the votes?

A.	An attorney with Lowenstein Sandler P.C., our outside counsel, will tabulate the votes and act as the inspector of elections.

Q.	Who will bear the costs of this solicitation?

A.
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet, however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.	What should I do now?

A.
You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone or the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q&A-4

**PRELIMINARY COPY***

Q.	How do I vote if I hold shares directly?

A.
If you own your shares directly, you may vote your shares by attending the Annual Meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The Annual Meeting will begin promptly at 10:00 a.m. local time on Monday, October 21, 2013 at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 17th Floor, New York, New York. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

If you do not want to attend the Annual Meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, vote over the Internet or by telephone as instructed in the Notice of Availability of Proxy Materials, or mail a signed proxy card, as soon as possible so that your shares may be represented at the Annual Meeting.

Votes over the Internet or by telephone must be received by 11:59 p.m. E.D.T. on October 20, 2013 in order to be counted.

Q.	How do I vote if I hold shares in street name?

A.
If you do not want to attend the Annual Meeting and you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the Annual Meeting. If you do not provide directions to your broker, your shares will not be voted at the Annual Meeting.

If you want to attend the Annual Meeting and you hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the Annual Meeting.

Q.	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A.	It means your shares are registered in different ways or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.	How can I change my vote after I have mailed my proxy card?

A.
If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the Annual Meeting, or by attending the Annual Meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the instructions received from your broker regarding how to change your vote.

Q&A-5

**PRELIMINARY COPY***

ANNUAL MEETING OF THE STOCKHOLDERS
OF AROTECH CORPORATION
TO BE HELD ON OCTOBER 21, 2013

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is to be held at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 17th Floor, New York, New York, on Monday, October 21, 2013 at 10:00 a.m. local time, and thereafter as the meeting may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

Stockholders of record at the close of business on August [xx], 2013 will be entitled to vote at the annual meeting. As of August [xx], 2013, there were [xx,xxx,xxx] shares of our common stock outstanding held of record by [xxx] record stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

This proxy statement and the enclosed form of proxy will be available on the Internet to you commencing on or about August 30, 2013. We are also providing Internet access to our annual report for the fiscal year ended December 31, 2012 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR contracting the size of the Board of Directors to six, fixing the number of Class III directors at two and electing the nominees for director set forth below; FOR ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2013; FOR the resolution approving, on an advisory basis, the compensation of our named executive officers; FOR holding future “say-on-pay” votes every THREE years; FOR effecting the quasi-reorganization of our financial statements to eliminate our accumulated deficit of $183,367,739 in retained earnings; and IN THE DISCRETION OF THE HOLDERS OF THE PROXIES with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

**PRELIMINARY COPY***

Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

With respect to the remaining proposals (ratification of the selection of BDO USA, LLP as our independent auditors, the advisory vote on say-on-pay, the advisory vote on say-on-frequency, and approval of a quasi-reorganization that would have the effect under generally accepted accounting principles of eliminating the deficit in our retained earnings account), the affirmative vote of a majority of the total votes cast at the Annual Meeting on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below) will not affect the outcome of the vote on these proposals.

The solicitation of proxies will be conducted over the Internet and by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of notices and of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our principal executive offices, which are located at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and will also be made available to stockholders present at the annual meeting.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide for a Board of three or more directors, composed of three classes of similar size. The members of each class are elected in different years, so that only about one-third of the Board is elected in any single year. As indicated below, we currently have three directors in Class I (with a term of office expiring in 2015), three directors in Class II (with a term of office expiring in 2014), and two directors in Class III (with a term of office expiring this year).

**PRELIMINARY COPY***

Both of the directors in Class III, after many years of service to us, have expressed their desire to leave the Board. Accordingly, at the annual meeting, we will consider a proposal to contract the size of our Board of Directors from eight to six, to elect one of our existing Class I directors as a director in Class III, and to elect one of our existing Class II directors as a director in Class III, so that after this election each class will be of identical size. We are therefore proposing the election of two Class III directors for three-year terms that expire in 2016.

Dr. Eastman and Messrs. Esses and Marrus are designated Class I directors and have been elected for a term expiring in 2015 and until their successors are elected and qualified; Prof. Jones and Messrs. Ehrlich and Leibowitz are designated Class II directors and have been elected for a term expiring in 2014 and until their successors are elected and qualified; and Messrs. Borey and Sloyer are designated Class III directors and have been elected for a term expiring this year and until their successors are elected and qualified. Messrs. Borey and Sloyer are not standing for re-election as directors, and we are proposing to move Mr. Esses from Class I to Class III, and to move Mr. Ehrlich from Class II to Class III.

Accordingly, Mr. Esses and Mr. Ehrlich are nominees for Class III director, with a term expiring in 2016.

Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below, for a term of three years expiring at the annual meeting of stockholders to be held in 2016 and until the nominee’s successor is duly elected and qualified or until the nominee’s earlier death, removal or resignation. The nominees named below are presently serving as directors, and both of them are anticipated to be available for election and able to serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The two nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

The following table contains information concerning the nominees for directors and the other incumbent directors:

Name	Age	Position with Arotech	Current Class	New Class	Director Since
Dr. Jay M. Eastman(1)(2)	65	Director	I	I	October 1993
Steven Esses(3)	49	President and Director	I	III	July 2002
Michael E. Marrus(1)(2)(3)	50	Director	I	I	October 2007
Prof. Seymour Jones(2)(4)	82	Director	II	II	August 2005
Robert S. Ehrlich(3)	75	Chairman of the Board and Chief Executive Officer	II	III	May 1991
Arthur S. Leibowitz(4)	60	Director	II	II	June 2009
Edward J. Borey(4)	63	Director (not standing for re-election)	III	–	December 2003
Elliot Sloyer(1)(3)(4)	49	Director (not standing for re-election)	III	–	October 2007

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating Committee.
(3)	Member of the Executive and Finance Committee.
(4)	Member of the Audit Committee.

Nominees for Election as Class III Directors

Robert S. Ehrlich has been our Chairman of the Board since January 1993 and our Chief Executive Officer since October 2002. From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board, from May 1991 until October 2002 he was our Chief Financial Officer, and from October 2002 until December 2005, Mr. Ehrlich also held the title of President. Mr. Ehrlich was a director of Eldat, Ltd., an Israeli manufacturer of electronic shelf labels, from June 1999 to August 2003. From 1987 to June 2003, Mr. Ehrlich served as a director of PSC Inc. (“PSCX”), a manufacturer and marketer of laser diode bar code scanners, and, between April 1997 and June 2003, Mr. Ehrlich was the chairman of the board of PSCX. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

**PRELIMINARY COPY***

Mr. Ehrlich has experience as an accountant, an attorney and as an investment banker. He has been involved with public companies since the late 1960s, both as an investment banker and as the chief financial officer and a director of Mattel, where he was instrumental in helping to uncover fraudulent practices in the preparation of certain of that company’s financial statements, and he continued to serve as a director of Mattel through the late 1980s. After leaving Mattel, Mr. Ehrlich founded his own boutique investment banking company and became a director of certain of the companies involved in his investment banking business. Mr. Ehrlich ultimately became the Chairman and CEO of Fresenius USA, Inc. and of PSCX, prior to becoming our Chief Financial Officer in 1991 and our Chief Executive Officer in 2002. We believe that Mr. Ehrlich’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Steven Esses has been a director since July 2002, our Executive Vice President since January 2003, our Chief Operating Officer from February 2003 until February 2012 and our President since December 2005. From 2000 until 2002, Mr. Esses was a principal with Stillwater Capital Partners, Inc., a New York-based investment research and advisory company (hedge fund) specializing in alternative investment strategies. During this time, Mr. Esses also acted as an independent consultant to new and existing businesses in the areas of finance and business development. In 1995, Mr. Esses founded the Dunkin’ Donuts franchise in Israel and was its Managing Director and CEO until 2005. Before founding Dunkin’ Donuts Israel, Mr. Esses was the Director of Retail Jewelry Franchises with Hamilton Jewelry, and before that he served as Executive Director of Operations for the Conway Organization, a major off-price retailer with 17 locations.

Mr. Esses has been actively involved in the day-to-day management of companies since he was 22, when he co-founded a company that eventually went public. He has worked in retail and wholesale, in high-tech and low-tech, in a variety of industries. Throughout his career, he has been highly numbers-oriented, focusing on budgetary and fiscal matters and on building business value. We believe that Mr. Esses’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Class I Directors

Dr. Jay M. Eastman has been one of our directors since October 1993. From November 1991 to 2011, Dr. Eastman served as President and Chief Executive Officer of Lucid, Inc., a public company that is developing laser technology applications for medical diagnosis and treatment; since December 2011, Dr. Eastman has served as a director and Chief Science Officer of Lucid. Dr. Eastman served as Senior Vice President of Strategic Planning of PSCX from December 1995 through October 1997. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays. From 1981 until 1983, Dr. Eastman was the Director of the University of Rochester’s Laboratory for Laser Energetics, where he was a member of the staff from 1975 to 1981. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

Dr. Eastman brings to our Board the unique perspective of a trained scientist who has also been deeply involved in the business world. Since many of our company’s products are of a “high-tech” nature, Dr. Eastman’s scientific background is extremely valuable to the Board. Additionally, Dr. Eastman brings to the Board his experiences as President and Chief Executive Officer of a high-tech company, as well as his experience as a director of other public companies. We believe that Dr. Eastman’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

**PRELIMINARY COPY***

Michael E. Marrus has been one of our directors since October 2007. Since 2009, Mr. Marrus has been a Managing Director of Merriman Capital, Inc., a financial services firm focused on growth companies. From 1998 to 2009, he was a Managing Director of C. E. Unterberg, Towbin & Co., an investment banking firm that was acquired by Collins Stewart plc. Prior to joining Unterberg, Towbin, Mr. Marrus was a Principal and founding member of Fieldstone Private Capital Group, an investment banking firm specializing in corporate, project and structured finance. Previously, he was employed at Bankers Trust Company, initially in the Private Equity and Merchant Banking Groups and subsequently in BT Securities, the securities affiliate of Bankers Trust. Mr. Marrus has an A.B. from Brown University and an M.B.A. from the Graduate School of Business, University of Chicago.

Mr. Marrus has been involved in mergers and acquisitions as an investment banker and has experience in company valuation in a wide range of industries, a critical skill set for us. We believe that Mr. Marrus’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Class II Directors

Seymour Jones has been one of our directors since August 2005. Mr. Jones has been a clinical professor of accounting at New York University Stern School of Business since September 1993. Professor Jones teaches courses in accounting, tax, forensic accounting and legal aspects of entrepreneurism. He is also the Associate Director of Ross Institute of Accounting Research at Stern School of Business. His primary research areas include audit committees, auditing, entrepreneurship, financial reporting, and fraud. Professor Jones is the principal author of numerous books including Conflict of Interest, The Coopers & Lybrand Guide to Growing Your Business, The Emerging Business and The Bankers Guide to Audit Reports and Financial Statements. From April 1974 to September 1995, Mr. Jones was a senior partner of the accounting firm of Coopers & Lybrand, a legacy firm of PricewaterhouseCoopers LLP (“PwC”). Professor Jones is a certified public accountant in New York State. Professor Jones received a B.A. in economics from City College, City University of New York, and an M.B.A. from NYU Stern.

Mr. Jones brings many years of experience as an audit partner at PwC with extensive financial accounting knowledge that is critical to our board of directors. Mr. Jones’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a professor of accounting makes him an invaluable asset to our board of directors. We believe that Mr. Jones’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Arthur S. Leibowitz has been one of our directors since June 2009. Mr. Leibowitz is a lecturer at Adelphi University School of Business, where he teaches courses in accounting to both graduate and undergraduate students. Before joining Adelphi University, Mr. Leibowitz was an audit and business assurance partner at PwC. During his twenty-seven years at PwC, Mr. Leibowitz served in a national leadership role for PwC’s retail industry group and was the portfolio audit partner for one of PwC’s leading private equity firms. Mr. Leibowitz is a certified public accountant in New York State and received a B.S. in accounting from Brooklyn College in New York.

Mr. Leibowitz brings many years of experience as an audit and business assurance partner at PwC with extensive financial accounting knowledge that is critical to our board of directors. His skills are a vital asset to our board of directors at a time when accurate and transparent accounting, a sound financial footing and exemplary governance practices are essential. We believe that Mr. Leibowitz’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

**PRELIMINARY COPY***

Retiring Directors

Edward J. Borey has been one of our directors since December 2003. From July 2004 until October 2006, Mr. Borey served as Chairman and Chief Executive Officer of WatchGuard Technologies, Inc., a leading provider of network security solutions (NasdaqGM: WGRD). From December 2000 to September 2003, Mr. Borey served as President, Chief Executive Officer and a director of PSCX. Prior to joining PSCX, Mr. Borey was President and CEO of TranSenda (May 2000 to December 2000). Previously, Mr. Borey held senior positions in the automated data collection industry. At Intermec Technologies Corporation (1995-1999), he was Executive Vice President and Chief Operating Officer and also Senior Vice President/General Manager of the Intermec Media subsidiary. Mr. Borey holds a B.S. in Political Science/Economics from the State University of New York, College of Oswego, an M.A. in Public Administration from the University of Oklahoma, and an M.B.A. in Finance from Santa Clara University.

Mr. Borey has served as the chief executive officer of two public companies and as chief operating officer of one public and one private company, some of which were very active in mergers and acquisitions. He has a wealth of experience in the issues facing public companies and businesses in general, including in turnaround situations, and he has strong experience in marketing in North America, Europe and Asia. His background also includes experience with support and maintenance of military ground vehicles and auxiliary ground vehicles, fixed and rotary aircraft, and simulation for the United States and foreign militaries. We believe that Mr. Borey’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Elliot Sloyer has served as a director since October 2007. Mr. Sloyer is a Managing Member of WestLane Capital Management, LLC, which he founded in 2005. From 1992 until 2005, Mr. Sloyer was a founder and Managing Director of Harbor Capital Management, LLC, which managed convertible arbitrage portfolios. Mr. Sloyer is active in community organizations and currently serves on the investment committee of a charitable organization. Mr. Sloyer also serves as a director of Trans-Lux Corporation, a designer and manufacturer of digital signage display solutions (OTC: TNLX). Mr. Sloyer has a B.A. from New York University.

Mr. Sloyer’s investment advisor experience brings valuable insight to the Board in enabling us to anticipate the reactions and concerns of the investment community. We believe that Mr. Sloyer’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to elect the slate of nominees listed above as our Class III Directors. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal contracting the size of the Board of Directors to six, fixing the number of Class III Directors at two and “FOR” election of the Class III Nominees described above.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

The Board of Directors Recommends a Vote FOR Contracting the Size of
Board of Directors to Six and FOR Election of the
Class III Nominees Described Above

**PRELIMINARY COPY***

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO USA, LLP (“BDO”), independent certified public accountants, have served as our independent auditors since June 2006. The Audit Committee has selected BDO as our independent auditors for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

BDO served as our independent auditors during the fiscal years ended December 31, 2012 and 2011. BDO’s report on the financial statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, auditing scope or accounting principles.

Stockholder ratification of the selection of BDO as our independent auditors is not required by our by-laws or otherwise. However, we are submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Arotech and its stockholders.

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to ratify the appointment of BDO as our independent auditors. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. While brokers are entitled to use their discretion to vote uninstructed proxies with respect to the proposal, not all brokers may do so, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR Ratification of
BDO USA, LLP as our Independent Auditors.

PROPOSAL NUMBER 3
ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
(“SAY-ON-PAY”)

Background of Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our executive officers as disclosed in this proxy statement.

We have designed the compensation of our executive officers in order to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who perform at or above our expectations.

**PRELIMINARY COPY***

The annual cash and stock compensation of our executive officers (Messrs. Ehrlich, Esses and Paup) consists of several components, as follows:

➢	cash salary;

➢	bonus, some or all of which may be paid in cash in the year in which it is earned and some or all of which may be accrued in the year in which it was earned but paid in cash in a subsequent year; and

➢
grants of restricted stock, where the sale of such stock is prohibited for a period of time and a portion of which is contingent upon our achieving certain financial results set by our Compensation Committee and approved by our Board of Directors, and the remainder of which is forfeit to us should the executive officer’s employment be terminated.

Some of these components, such as salary, are generally fixed and do not vary based on our financial and other performance, and some components, such as bonus and restricted stock, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee. Furthermore, the value of restricted stock is entirely dependent upon the performance of our stock price going forward.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides our executive officers with a guaranteed minimum base salary. We fix the base salary of each of our executive officers at a level that we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies and the base salaries of other private and public companies with which we believe we compete for talent. To this end, we utilize the services of an employee benefits administration and compensation consulting firm, and our Compensation Committee consults with this firm periodically when making a crucial executive officer hiring decision and whenever we review executive officer compensation.

Incentive bonus compensation is generally linked to the achievement of short-term financial goals, and is intended to reward our executive officers for their performance in reaching goals that are agreed in advance between our management and the Compensation Committee. We designed the cash incentive bonuses for each of our executive officers to focus the executive officer on achieving key operational and/or financial objectives within a yearly time horizon, as described in more detail below.

Grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock, which is an issue of vital importance to our stockholders. This encourages our executive officers remain with us, to act in ways intended to maximize stockholder value, and to penalize them if our stock fails to perform to expectations. These grants are intended to produce significant value for each executive officer if financial goals are achieved and if the executive officer remains with us.

We view the three components of our executive officer compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the data we receive from the consulting firm referred to above. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive officer team and the need to tailor each executive officer’s award to attract and retain that executive officer.

**PRELIMINARY COPY***

In addition, we provide our executive officers with benefits that are generally available to our salaried employees. With respect to those of our executive officers who live in Israel, we also provide other benefits that are either legally required to be paid by Israeli law or that are otherwise customarily provided in Israel.

Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 31, 2012, are described under the heading “Executive Officer Compensation Report” beginning on page [INSERT PAGE NUMBER] of this Proxy Statement.

We are asking our stockholders to indicate their support for our executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:

“RESOLVED, that the stockholders of Arotech Corporation hereby APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion that accompany the compensation tables.”

This say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the compensation of executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders for the stockholders to approve the compensation of its executive officers. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR Approval of
the Compensation of our Executive Officers
as Disclosed in this Proxy Statement.

**PRELIMINARY COPY***

PROPOSAL NUMBER 4
ADVISORY VOTE ON FREQUENCY OF
FUTURE “SAY-ON-PAY” ADVISORY VOTES

Background of Proposal

In addition to requiring an annual “say-on-pay” vote, the Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on the advisory resolution set forth immediately above regarding the frequency of future say-on-pay votes (“say-on-frequency”). Stockholders may vote to recommend that future “say-on-pay” votes be held every year, every two years or every three years.

The Board currently believes that future “say-on-pay” votes should occur every three years. The Board believes that holding a “say-on-pay” vote every three years offers the closest alignment with the Company’s approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operations. Additionally, since our contracts with our executive officers tend to be multi-year contracts, the Board believes a multi-year “say-on-pay” vote to be more appropriate. Finally, voting every three years will minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (for example, every year or every two years).

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders for “say-on-pay” votes to occur every three years. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

The selection that receives a plurality of affirmative votes cast at the meeting, either in person or by proxy, will be considered the preference of the stockholders. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.

The Board of Directors Recommends that Stockholders Vote “Three Years”
with Respect to How Frequently a Non-Binding Stockholder Vote
on the Compensation of our Executives Should Occur.

PROPOSAL NUMBER 5
QUASI-REORGANIZATION

Background of Proposal

Our Board of Directors has adopted a resolution recommending that our stockholders approve a quasi-reorganization of our financial statements to eliminate our deficit in retained earnings (the “Reorganization”). The Reorganization will be effective on December 31, 2013, and will involve the elimination of the deficit in retained earnings as of June 30, 2013 of $183,367,739 with a corresponding decrease in our surplus capital account on our balance sheet.

**PRELIMINARY COPY***

A quasi-reorganization is a corporate readjustment that eliminates the accumulated deficit from past unprofitable operations without undergoing a legal reorganization. Accounting rules permit quasi-reorganizations when there has been a significant change in an existing business, either through a discontinuance of a substantial portion of a business or a substantial new direction to an existing business. In general, the principal effect of the quasi-reorganization is to eliminate the accumulated deficit, giving the company a “new starting point” with a zero balance in retained earnings. In addition, we must demonstrate other characteristics consistent with generally accepted accounting principles, including profitable operations or reasonable prospects for profitable operations. Implementation of the Reorganization will be dependent on several factors, including the approval of our stockholders and a determination by our accountants that the Reorganization is in accordance with accounting principles generally accepted in the United States.

Prior to 2002, we were primarily involved in research and development in respect of an electric vehicle for fleet use, and in taking the basic technology so developed and adapting it for use in disposable consumer cell phone batteries. Largely because of massive losses that we incurred in connection with our electric vehicle program and our consumer battery business prior to the shutdown of those operations in 2002, our balance sheet reflected a deficit in retained earnings as of June 30, 2013 of $183,367,739. Both of these enterprises were capital intensive (research, development and marketing a new consumer product), generated limited revenue, and led to substantial losses. Thereafter, we engaged in a number of financings and acquisitions that also led to significant losses (partly as a result of non-cash charges associated with these activities). As a result of these acquisitions, we repositioned the Battery Division and created both the Armor and Simulation Divisions.

In recent years, we have shut down unsuccessful operations, including our electric vehicle program and our consumer battery business in 2002 and our Armor Division in 2011, and we have succeeded in achieving with respect to our remaining businesses – our Simulation and Training Division and our Battery and Power Systems Division – results (unaudited) for the twelve months ended June 30, 2013 showing a net profit of $2.3 million, the first time this has happened since our inception in 1990. We also have a backlog as of June 30, 2013 of $65.7 million, which we believe should result in an increase in revenue and increased margin dollars without a significant increase in our corporate overhead.

Our management periodically receives questions, particularly in the context of financings, acquisitions and business opportunities, regarding our stability in light of the size of our retained earnings deficit. Although interested individuals could review our historical income statements and cash flows or other financial and non-financial measurements that might be available to them, a significant number of individuals look at our current periodic report as a “snapshot” of our financial stability and we believe that this misrepresents our financial position. We believe that we have missed out on certain opportunities, such as more attractive financing, additional customers and acquisition opportunities, due to this deficit, over 80% of which was generated prior to 2006. We also believe that restating the equity section of our balance sheet better reflects our current and future financial position. We believe that this quasi-reorganization could generate new opportunities with lenders and customers and facilitate new business activities, creating a deeper customer base and leading to a more successful operation.

The Board recommends the Reorganization to eliminate this deficit in the retained earnings account with the corresponding decrease in the surplus capital account. The Board believes that the significant deficit in our retained earnings account hampers our potential for future success and limits our flexibility in taking actions that may be in the best interest of us and our stockholders.

**PRELIMINARY COPY***

Generally accepted accounting principles permit a quasi-reorganization only if certain requirements and conditions are met. These conditions include: the deficit in retained earnings must be extinguishable by a similar offset against available paid-in capital and the approval of our stockholders. Upon implementation of the Reorganization, we must comply with other disclosure and accounting regulations including: (i) no change in accounting methods within twelve months following the effective date of the Reorganization; (ii) for ten years after the effective date of the Reorganization, we must date retained earnings; and (iii) for three years after the Reorganization we must disclose the amount of deficit relieved on the face of our balance sheet. In addition, we must demonstrate other characteristics consistent with the concepts intended by generally accepted accounting principles, including profitable operations or reasonable prospects for profitable operations. Our Board believes that, subject to the approval of our stockholders, each of the criteria for the Reorganization has been met.

Accounting Treatment

A quasi-reorganization is an accounting readjustment that eliminates the accumulated deficit and accumulated comprehensive loss with a corresponding and equal adjustment to additional paid in capital. We will restate the carrying amount of our assets and liabilities to their fair market value, if needed and establish a new retained earnings account as of the effective date of the Reorganization. As an example of the anticipated impact of the Reorganization, the following table presents what the impact would have been to our equity balances if the Reorganization had occurred as of January 1, 2013.

	January 1, 2012
	Before Quasi-Reorganization	After Quasi-Reorganization
STOCKHOLDERS’ EQUITY:
Share capital –
Common stock – $0.01 par value each;
Authorized: 50,000,000 shares as of Janaury1, 2013; Issued and outstanding: 16,151,298 shares	$161,513	$161,513
Preferred shares – $0.01 par value each;
Authorized: 1,000,000 shares as of January 1, 2013; No shares issued or outstanding	–	–
Additional paid-in capital	223,181,705	39,167,643
Accumulated deficit	(185,248,923)	–
Notes receivable from stockholders	(908,054)	(908,054)
Accumulated other comprehensive income	1,234,861	–
Total stockholders’ equity	$38,421,102	$38,421,102

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to effect the Reorganization. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal to eliminate the accumulated deficit of $183,367,739 in retained earnings with a corresponding decrease in our surplus capital account as of December 31, 2013.

**PRELIMINARY COPY***

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR the Quasi-Reorganization
to Eliminate the Company’s Accumulated Deficit in Retained Earnings.

CORPORATE GOVERNANCE

We operate within a corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We monitor developments in the area of corporate governance. The Board has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The Nasdaq Stock Market.

In the fiscal year ending December 31, 2012, the Board held ten meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which such director serves.

As of January 1, 2012, a majority of the members of the Board of Directors satisfied the applicable independent director requirements of both the Securities and Exchange Commission and Rule 4200 of The Nasdaq Stock Market. Our non-management directors meet regularly in executive session separate from management.

It is our policy that each of our directors is invited and encouraged to attend our annual meeting of stockholders. All of our directors attended our 2012 annual meeting of stockholders.

Board Leadership Structure

We have chosen to combine the positions of Chairman of the Board and Chief Executive Officer. We believe that Mr. Ehrlich’s long experience in business, both as a director and as chairman of the board of other public companies, as well as his unique understanding of our business, make it desirable that he serve as Chairman of our Board of Directors, and that the size of our company and the nature of our business do not require that the positions of Chairman and of Chief Executive Officer be bifurcated at this time.

Our independent directors have not chosen to formally designate one of their number as lead independent director.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive and Finance Committee. The current composition of the various committees of the Board of Directors is as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee	Executive and Finance Committee
Seymour Jones Edward Borey Elliot Sloyer Arthur S. Leibowitz	Jay M. Eastman Michael E. Marrus Elliot Sloyer	Michael E. Marrus Jay M. Eastman Seymour Jones	Robert S. Ehrlich Steven Esses Michael E. Marrus Elliot Sloyer

Upon the reduction of the size of our Board to six directors, the composition of the various committees of the Board of Directors will be as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee	Executive and Finance Committee
Seymour Jones Arthur S. Leibowitz Michael E. Marrus	Jay M. Eastman Seymour Jones Michael E. Marrus	Seymour Jones Jay M. Eastman Arthur S. Leibowitz	Robert S. Ehrlich Steven Esses Michael E. Marrus

**PRELIMINARY COPY***

Audit Committee

Created in December 1993, the purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Audit Committee is charged with the responsibility for making decisions on the engagement, compensation, retention and oversight of the work of our independent auditors.

The Audit Committee following this Annual Meeting will consist of Prof. Jones (Chair) and Messrs. Leibowitz and Marrus. Each member of the Audit Committee is an “independent director,” as that term is defined in Rule 4200(a)(15) of the listing standards and Marketplace Rules of the National Association of Securities Dealers (the “NASD”) and the SEC’s Rule 10A-3. All Audit Committee members possess the required level of financial literacy. We have determined that each of Prof. Jones and Mr. Leibowitz qualifies as an “audit committee financial expert” under applicable SEC and Nasdaq regulations. Prof. Jones and Mr. Leibowitz, as well as all the other members of the Audit Committee, are “independent,” as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and under Item 7(d)(3)(iv) of Schedule 14A of the proxy rules under the Exchange Act. The Audit Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html. Additionally, in compliance with SEC rules we are required to append a copy of the Audit Committee Charter to our proxy statement at least once every three years. We last sent a copy of our charter to our stockholders in our 2012 proxy statement.

The Audit Committee held four meetings during the fiscal year ending December 31, 2012.

Compensation Committee

The Compensation Committee was established in December 1993. The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

The Compensation Committee following this Annual Meeting will consist of Dr. Eastman (Chair), Prof. Jones and Mr. Marrus. Each member of the Compensation Committee is an independent director as that term is defined in the NASD listing standards. The Compensation Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

The Compensation Committee maintains compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and grants of restricted stock. Our Chief Executive Officer, Robert S. Ehrlich, our President, Mr. Steven Esses, and our Chief Financial Officer, Mr. Thomas J. Paup, are all parties to employment agreements with us. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years. Some of these components, such as salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as stock options and restricted stock, have a value that is dependent upon our stock price at the time of award and going forward. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years.

**PRELIMINARY COPY***

The Compensation Committee performs an annual review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate compensation for the services they perform, as well as adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies.

Compensation Committee meetings typically have included, for all or a portion of some of the meetings, a representative of The Burke Group, Inc., a well-known consulting firm specializing in executive officer compensation, as well as preliminary discussion with our Chairman and Chief Executive Officer prior to our Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chairman and Chief Executive Officer.

The Compensation Committee held one meeting during the fiscal year ending December 31, 2012.

Nominating Committee

The Nominating Committee, created in February 2003, identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to Arotech’s Secretary will be brought to the attention of the Nominating Committee.

The Nominating Committee following this Annual Meeting will consist of Prof. Jones (Chair), Dr. Eastman and Mr. Leibowitz. Each member of the Nominating Committee is an independent director as that term is defined in the NASD listing standards. The Nominating Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Nominating Committee operates under a formal charter that governs its duties. The Nominating Committee’s charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

The Nominating Committee held one meeting during the fiscal year ending December 31, 2012.

Policies Regarding Director Qualifications

The Board has adopted policies regarding director qualifications. To be considered for nomination as a director, any candidate must meet the following minimum criteria:

a.      Ability and willingness to undertake a strategic governance role, clear and distinct from the operating role of management.

b.      High-level leadership experience in business, government, or other major complex professional or non-profit organizations that would have exposed the individual to the challenges of leadership and governance in a dynamic and highly competitive marketplace.

c.      Highly accomplished in their respective field, with superior credentials and recognition.

d.      Demonstrated understanding of the elements and issues relevant to the success of a large publicly-traded company in the current volatile business, legal and governance environment.

e.      Demonstrated business acumen and creative/strategic thinking ability.

**PRELIMINARY COPY***

f.      Personal Characteristics:

➢
Ability and willingness to contribute special competencies to the Board in a collaborative manner. The areas of expertise required at any point in time may vary, based on the existing composition of the Board. They may include, but would not be limited to, capabilities honed as a CEO or a senior functional leader in operations, finance, information technology, marketing, organizational development, and experience making step change to transform a business.

➢	Personal integrity and highest ethical character. Absence of any conflicts of interest, either real or perceived.

➢	Willingness to apply sound and independent business judgment, enriching management and Board proposals or challenging them constructively as appropriate.

➢
Willing to exert influence through strong influence skills and constructive teamwork. This is essential to effective collaboration with other directors as well as providing constructive counsel to the CEO.

➢	Understanding of and full commitment to our governance principles and the obligation of each director to contribute to good governance, corporate citizenship, and corporate image for Arotech.

➢	Willingness to devote the time necessary to assume broad fiduciary responsibility and to participate fully in Arotech governance requirements with appropriate due diligence and attention.

In this regard, each nominee will be asked to disclose the boards of directors on which he or she currently sits, and each current director will be asked to inform the Nominating Committee of additional corporate board nominations (both for-profit and non-profit). This notification is to ensure appropriate dialogue about the impact of the added responsibilities on the individual’s availability to perform thoroughly his or her duties as an Arotech director.

Policies Regarding Diversity

The Board of Directors will consist of a majority of people who are active, primarily in business roles, and selected retired individuals. Those active in the business community will bring the most current business thinking, and retirees will bring their long experience and seasoned business judgment. Every effort will be made to achieve diversity in the Board’s membership.

From time to time, the particular capabilities needed to round out the total Board’s portfolio of competencies may vary. The Nominating Committee is empowered to consider the demographics of the total Board as it considers the requirements for each Board vacancy and to identify particular unique capabilities needed at that point in time.

Policies Regarding Director Nominations

The Board’s Nominating Committee is responsible for the Board of Director’s nomination process. New candidates for the Board of Directors may be identified by existing directors, a third party search firm (paid for its professional services) or may be recommended by stockholders. In considering new candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. However, all director nominees will be evaluated against the same standards and in the same objective manner, based on competencies and personal characteristics listed above, regardless of how they were identified. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

➢	The name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

➢
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Arotech and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

**PRELIMINARY COPY***

The stockholder recommendation and information described above must be sent to Arotech’s Secretary at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and must be received by Arotech’s Secretary not less than 120 days prior to the anniversary date of our most recent proxy statement in connection with our previous year’s annual meeting of stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Executive and Finance Committee

The Executive and Finance Committee, created in August 2001, exercises the powers of the Board during the intervals between meetings of the Board, in the management of our property, business and affairs (except with respect to certain extraordinary transactions).

The Executive and Finance Committee following this Annual Meeting will consist of Messrs. Ehrlich (Chair), Esses and Marrus.

The Executive and Finance Committee did not meet during the fiscal year ending December 31, 2012.

COMPENSATION AND OTHER MATTERS

Director Compensation Report

Non-employee members of our Board of Directors are entitled to a cash retainer of $7,000 (plus expenses) per quarter, plus $500 per quarter for each committee on which such outside directors serve. The Chairman of the Audit Committee receives an additional retainer of $1,500 per quarter, and the Chairman of the Compensation Committee receives an additional retainer of $1,000 per quarter. No per-meeting fees are paid. In addition, we have adopted a Non-Employee Director Equity Compensation Plan, pursuant to which non-employee directors receive an initial grant of a number of restricted shares having a fair market value on the date of grant equal to $25,000 upon their election as a director, and an annual grant on March 31 of each year of a number of restricted shares having a fair market value on the date of grant equal to $15,000. Each grant of restricted stock shall become free of restrictions in three equal installments on each of the first, second and third anniversaries of the grant, unless the director resigns from the Board prior to such vesting. Restrictions lapse automatically in the event of a director being removed for service other than for cause, or being nominated as a director but failing to be elected, or death, disability or mandatory retirement. Furthermore, all restrictions lapse prior to the consummation of a merger or consolidation involving us, our liquidation or dissolution, any sale of substantially all of our assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of our then-outstanding common stock.

**PRELIMINARY COPY***

The following table shows the compensation earned or received by each of our non-officer directors for the year ended December 31, 2012:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards Granted 2012	Total	Stock Awards Vested(1) 2012
Dr. Jay M. Eastman	$23,500	$15,000	$38,500	$15,853	(2)
Edward J. Borey	$21,500	$15,000	$36,500	$15,853	(3)
Seymour Jones	$25,500	$15,000	$40,500	$15,853	(4)
Elliot Sloyer	$23,500	$15,000	$38,500	$15,853	(5)
Michael E. Marrus	$23,500	$15,000	$38,500	$15,853	(6)
Arthur S. Leibowitz	$19,500	$15,000	$34,500	$12,759	(7)

(1)	This column reflects the 2012 compensation expense for stock based awards for the year ended December 31, 2012.
(2)	As of December 31, 2012, Dr. Eastman held 22,146 unvested restricted shares of our common stock.
(3)	As of December 31, 2012, Mr. Borey held 22,146 unvested restricted shares of our common stock.
(4)	As of December 31, 2012, Prof. Jones held 22,146 unvested restricted shares of our common stock.
(5)	As of December 31, 2012, Mr. Sloyer held 22,146 unvested restricted shares of our common stock.
(6)	As of December 31, 2012, Mr. Marrus held 22,146 unvested restricted shares of our common stock.
(7)	As of December 31, 2012, Mr. Leibowitz held 22,146 unvested restricted shares of our common stock.

Executive Officer Compensation Report

The following table, which should be read in conjunction with the explanations provided below, shows the compensation that we paid (or accrued) to our executive officers during the fiscal years ended December 31, 2012 and 2011:

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary		Bonus	Stock Awards Granted(2)	All Other Compensation		Total
Robert S. Ehrlich	2012	$431,910		$120,533	$230,000	$90,361	(3)	$872,804
Chairman, Chief Executive Officer and a director	2011	$502,583		$180,000	$262,000	$150,148	(4)	$1,094,731

Thomas J. Paup	2012	$175,000		$68,805	$72,000	$(3,137	)(5) (5)	$312,668
Vice President – Finance and Chief Financial Officer	2011	$190,000		$47,641	$157,200	$4,675	(5)	$399,516

Steven Esses	2012	$232,566	(6)	$145,200	$172,500	$386,851	(7)	$903,279
President and a director	2011	$239,856	(8)	$143,661	$196,500	$352,182	(9)	$883,242

(1)
We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual, except that certain items are pursuant to corporate policy paid at a set exchange rate that may be higher than the actual exchange rate on the date of payment. The difference, which was a positive number in 2011 and 2012, has been reported under “Salary.” The exchange rate differences for Mr. Ehrlich were $62,843 and $102,583 for 2012 and 2011, respectively. The exchange rate differences for Mr. Esses were $33,838 and $48,957 for 2012 and 2011, respectively. Additionally, Mr. Ehrlich and Mr. Paup voluntarily reduced their salary in the second quarter of 2012 as a cost control measure.

(2)
Reflects the value of awards of restricted stock or restricted stock units granted to our executive officers based on the compensation cost of their stock-based awards – see Note 13.c. of the Notes to Consolidated Financial Statements. The number of shares of restricted stock or restricted stock units received by our executive officers pursuant to such awards in 2012 (in connection with their amended and restated employment agreements), vesting entirely after two years (dependent 33% on tenure and 67% on performance), was as follows: Mr. Ehrlich, 100,000; Mr. Esses, 75,000; Mr. Paup, 60,000. None of these shares came up for vesting in 2012. The number of shares of restricted stock or restricted stock units received by our executive officers pursuant to such awards in 2011, vesting one-half after one year (dependent 25% on tenure and 75% on performance) and one-half after two years (dependent 33% on tenure and 67% on performance), was as follows: Mr. Ehrlich, 100,000; Mr. Esses, 150,000; Mr. Paup, 120,000. The first tranche of these shares came up for vesting in December 2011, and of the 75% dependent on performance, one-third – or 25% of the total – vested; shares not vesting were cancelled. The second tranche of these shares came up for vesting in December 2012, and of the 67% dependent on performance, 156,667 shares – or 67% of the total – vested.

(3)
Of this amount, $(31,467) (the obligation declined due to exchange rate differences) represents the change in our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $30,720 represents the change of our accrual for vacation pay; $30,131 represents tax reimbursements and $60,977 represents other normal or mandated Israeli benefits.

(4)
Of this amount, $24,654 represents the change in our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $29,241 represents the change of our accrual for vacation pay; $55,526 represents tax reimbursements and $40,727 represents other normal or mandated Israeli benefits.

(5)	Represents the increase (decrease) in our accrual for Mr. Paup for accrued but unused vacation days.
(6)
Does not include approximately $186,000 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

**PRELIMINARY COPY***

(7)
Of this amount, $33,102 represents payments to Israeli pension and education funds; $232,066 represents the change in our accrual for severance pay that will be payable to Mr. Esses upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $26,856 represents sick pay redemption; $2,227 represents the change of our accrual for vacation pay; $645 represents tax reimbursements; and $58,117 represents other normal or mandated Israeli benefits.

(8)
Does not include $185,856 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(9)
Of this amount, $34,281 represents payments to Israeli pension and education funds; $166,209 represents the change in our accrual for severance pay that will be payable to Mr. Esses upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $27,256 represents sick pay redemption; $15,896 represents the change of our accrual for vacation pay; $23,868 represents tax reimbursements; and $35,715 represents other normal or mandated Israeli benefits.

Executive Loans

In 2000 and 2002, we extended certain loans to certain of our Named Executive Officers. These loans are summarized in the following table, and are further described under “Certain Relationships and Related Transactions – Officer Loans,” below.

Name of Borrower	Date of Loan	Original Principal Amount of Loan	Amount Outstanding as of 12/31/2012	Terms of Loan
Robert S. Ehrlich	02/09/2000	$329,163	$452,995	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.
Robert S. Ehrlich	06/10/2002	$36,500	$–	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.

Plan-Based Awards

Grants of Stock Options

We did not grant any stock options to our executive officers during 2012.

Grants of Restricted Stock

During 2012, the Compensation Committee approved the grant of a total of 235,000 shares of restricted stock or restricted stock units to our executive officers. The table below sets forth each equity award granted to our executive officers during the year ended December 31, 2012.

The table below sets forth each equity award granted to our executive officers during the year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks	Grant Date Fair Value of Stock Awards (1)
Robert S. Ehrlich(2)	01/01/2012	100,000	$120,000
Robert S. Ehrlich(3)	11/12/2012	100,000	$110,000
Steven Esses(2)	01/01/2012	75,000	$90,000
Steven Esses(3)	11/12/2012	75,000	$82,500
Thomas J. Paup(2)	01/01/2012	60,000	$79,800

(1)
Reflects the aggregate market value of the shares of restricted stock or restricted stock units determined based on the closing price of our common stock on the Nasdaq Global Market on the date of grant.

(2)	The restricted shares or restricted stock units vest entirely after two years, in December 2013 (dependent 33% on tenure and 67% on performance).
(3)	The restricted shares vest equally over three years starting in June 2013.

**PRELIMINARY COPY***

Stock Option Exercises and Vesting of Restricted Stock Awards

Our executive officers did not exercise any stock options during 2012. The following table presents awards of restricted stock that vested during the year ended December 31, 2012.

STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Robert S. Ehrlich	100,000	$103,000
Steven Esses	75,000	$77,250
Thomas J. Paup	60,000	$61,800

(1)
Reflects the aggregate market value of the shares of restricted stock or restricted stock units determined based on a per share price of $1.03, the closing price of our common stock on the Nasdaq Global Market on December 31, 2012, which was the last trading day of 2012.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information for our executive officers with respect to option and restricted stock values at the end of the fiscal year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
			Equity Incentive Plan Awards
Name	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(2) ($)	Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested(1) ($)
Robert S. Ehrlich	133,334	$137,334	66,666	$68,666
Steven Esses	100,000	$103,000	50,000	$51,500
Thomas J. Paup	20,000	$20,600	40,000	$41,200

(1)
Reflects the aggregate market value of the shares of restricted stock or restricted stock units determined based on a per share price of $1.03, the closing price of our common stock on the Nasdaq Global Market on December 31, 2012, which was the last trading day of 2012.

**PRELIMINARY COPY***

Employment Contracts

New Executive Employment Agreements and Succession Plan

On May 13, 2013, we entered into new amended and restated employment agreements with our senior executive officers – Robert S. Ehrlich, Steven Esses and Thomas J. Paup. As further described below, the amended and restated agreements involve extensions in term until the end of December 2015 and, with respect to Messrs. Ehrlich and Esses, that beginning in October 2014, Mr. Ehrlich will cease to be our Chief Executive Officer and will serve as Chairman of the Board only, and Mr. Esses will become our President and Chief Executive Officer. Mr. Ehrlich’s agreement also provides for a salary reduction and for us to begin payout of his earned severance.

Robert S. Ehrlich

Mr. Ehrlich is party to an amended and restated employment agreement with us executed in May 2013. The term of this employment agreement expires on December 31, 2015.

The term of the employment agreement is effective May 1, 2013 and expires on December 31, 2015. The employment agreement provides that Mr. Ehrlich will serve as our Chairman of the Board and Chief Executive Officer until September 30, 2014, and thereafter as our Chairman of the Board.

The employment agreement provides for a monthly base salary of NIS 122,050 (approximately $34,150 per month based on the exchange rate on May 1, 2013), as adjusted annually for Israeli inflation (but with no retroactive inflation adjustment for 2013 in respect of inflation during 2012). Additionally, the board may at its discretion raise Mr. Ehrlich’s base salary.

The employment agreement provides that we will pay an annual bonus, on a sliding scale, in an amount equal to 35% of Mr. Ehrlich’s annual base salary then in effect if the results we actually attain for the year in question are 100% or more of the amount we budgeted at the beginning of the year, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. Mr. Ehrlich’s previous employment agreement had an identical bonus provision. For 2011 and 2012, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined in part on the achievement of set budgetary forecast targets for adjusted EBITDA, a non-GAAP measurement, and in part on the achievement of other targets – in the case of 2011, targets for backlog, and in the case of 2012, targets for revenues. The Board’s adjusted budget for 2012 for continuing operations called for adjusted EBITDA of $2.39 million with revenues of at least $79 million. Actual results were EBITDA of $2.64 million with revenues of $80.1 million. New bonus targets will be chosen for 2013 based upon future budgetary forecasts.

The employment agreement also contains certain benefits customary in Israel for senior executives, tax and financial planning expenses, and contains confidentiality and non-competition covenants.

We can terminate Mr. Ehrlich’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation and benefits (including under most circumstances Israeli statutory severance), and (unless we have terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason) bonuses (to the extent earned) due for the year in which employment is terminated. Furthermore, in respect of any termination by us other than termination for Cause or termination of the agreement due to Mr. Ehrlich’s death or disability, or by Mr. Ehrlich other than for Good Reason, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

The employment agreement further provides that Mr. Ehrlich’s severance payment of 1,625,400, which has been fully earned, shall be paid to him as follows:

(i)         By immediate transfer to Mr. Ehrlich of the shares of our common stock issued to him (but since held by us) in April 2009, which we and Mr. Ehrlich then agreed would be valued at $240,000, irrespective of any changes in the market value of the shares.

(ii)        By immediate transfer to Mr. Ehrlich of $774,377 in cash, which is the amount in Mr. Ehrlich’s Rabbi Trust established by trust agreement dated
December 23, 2003.

(iii)       The remaining $611,023 of the severance payment will be paid to Mr. Ehrlich in 30 equal monthly installments of $20,367.43 each on or before the last day of each calendar month by wire transfer to an account to be specified in writing by Mr. Ehrlich, beginning with the calendar month of May 2013 through and including the calendar month of October 2015.

A table describing the payments that would have been due to Mr. Ehrlich under his employment agreement had Mr. Ehrlich’s employment with us been terminated at the end of 2012 under various circumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Robert S. Ehrlich,” below.

**PRELIMINARY COPY***

Steven Esses

Mr. Esses is party to an amended and restated employment agreement with us executed in May 2013. The term of this employment agreement expires on December 31, 2015

The employment agreement provides that Mr. Esses will serve as our President until September 30, 2014, and thereafter as our President and Chief Executive Officer. The employment agreement provides for a monthly base salary of NIS 74,515 (approximately $20,775 per month at the rate of exchange in effect on May 1, 2013), as adjusted for Israeli inflation (but with no retroactive inflation adjustment for 2013 in respect of inflation during 2012). Additionally, the board may at its discretion raise Mr. Esses’s base salary.

The employment agreement provides that if the results we actually attain in a given year are at least 100% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 25% of Mr. Esses’s annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. Mr. Esses’s previous employment agreement had an identical bonus provision. For 2011 and 2012, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined in part on the achievement of set budgetary forecast targets for adjusted EBITDA, a non-GAAP measurement, and in part on the achievement of other targets – in the case of 2011, targets for backlog, and in the case of 2012, targets for revenues. The Board’s adjusted budget for 2012 for continuing operations called for adjusted EBITDA of $2.39 million with revenues of at least $79 million. Actual results were EBITDA of $2.64 million with revenues of $80.1 million. New bonus targets will be chosen for 2013 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contains confidentiality and non-competition covenants.

We can terminate Mr. Esses’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Esses has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Esses may retire (after age 65), retire early (after age 55) or terminate his agreement for any reason upon 150 days’ notice.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation (including under most circumstances Israeli statutory severance), and (unless we have terminated the agreement for Cause or Mr. Esses has terminated the agreement without Good Reason and without giving we 150 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated (in an amount of not less than 20% of base salary) and severance pay equal to the greater of (i) twenty-four (24) times monthly salary, and (ii) NIS 3,144,000 (approximately $876,500 at the rate of exchange in effect on May 1, 2013). Furthermore, Mr. Esses will receive, in respect of all benefits, an additional sum in the amount of (i) $75,000, in the case of termination due to disability, Good Reason, death, or non-renewal, or (ii) $150,000, in the case of termination due to early retirement, retirement, change of control or change of location. Additionally, in respect of any termination due to a change of control or a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

A table describing the payments that would have been due to Mr. Esses under his employment agreement had Mr. Esses’s employment with us been terminated at the end of 2012 under various circumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Steven Esses,” below.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

**PRELIMINARY COPY***

Thomas J. Paup

Mr. Paup is party to an amended and restated employment agreement with us executed in May 2013. The term of this employment agreement expires on December 31, 2015

The employment agreement provides that Mr. Paup will serve as our Senior Vice President – Finance and Chief Financial Officer. Under the terms of the employment agreement, Mr. Paup is entitled to receive a base salary of $201,400 per annum, as adjusted annually for inflation (but with no retroactive inflation adjustment for 2013 in respect of inflation during 2012).

The employment agreement provides that if the results we actually attain in a given year are at least 100% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Mr. Paup’s annual base salary then in effect, up to a maximum of 50% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. Mr. Paup’s previous employment agreement had an identical bonus provision. For 2011 and 2012, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined in part on the achievement of set budgetary forecast targets for adjusted EBITDA, a non-GAAP measurement, and in part on the achievement of other targets – in the case of 2011, targets for backlog, and in the case of 2012, targets for revenues. The Board’s adjusted budget for 2012 for continuing operations called for adjusted EBITDA of $2.39 million with revenues of at least $79 million. Actual results were EBITDA of $2.64 million with revenues of $80.1 million. New bonus targets will be chosen for 2013 based upon future budgetary forecasts.

The employment agreement provides that if we terminate his agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct), we must pay Mr. Paup severance in an amount of twelve times his monthly salary.

A table describing the payments that would have been due to Mr. Paup under his employment agreement had Mr. Paup’s employment with us been terminated at the end of 2012 under various circumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Thomas J. Paup,” below.

Others

Other employees have entered into individual employment agreements with us. These agreements govern the basic terms of the individual’s employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company’s right to relocate an employee to a work site farther than sixty kilometers from his or her regular work site, we have retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. All of these agreements also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee’s tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.

A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee’s rights to compete against us or work for an enterprise which competes against us. Such provisions generally remain in force for a period of two years after the employee has left our service.

Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month’s salary for each year of service, pro rata for partial years of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.

**PRELIMINARY COPY***

Potential Payments and Benefits upon Termination of Employment

This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by certain of our executive officers if their employment had terminated on December 31, 2012 (the last business day of the fiscal year), pursuant to the terms of their then-current employment agreements.

For a narrative description of the severance and change in control arrangements in the employment contracts of Messrs. Ehrlich, Esses and Paup, see “– Employment Contracts,” above. Each of Messrs. Ehrlich and Esses will be eligible to receive severance payments in excess of accrued but unpaid items only if he signs a general release of claims.

Robert S. Ehrlich

The following table describes the potential payments and benefits upon employment termination for Robert S. Ehrlich, our Chairman and Chief Executive Officer, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2012 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

ROBERT S. EHRLICH
Payments and Benefits	Death or Disability(1)	Cause(2)	Good Reason(3)	Change of Control(4)	Termination at Will(5)	Other Employee Termination(6)
Accrued but unpaid:
Base salary	$29,644	$29,644	$29,644	$29,644	$29,644	$29,644
Vacation	109,881	109,881	109,881	109,881	109,881	109,881
Recuperation pay(7)	395	395	395	395	395	395
Benefits:
Continuing education fund(8)	2,223	2,223	2,223	2,223	2,223	2,223
Tax gross-up on automobile	2,621	–	2,621	2,621	2,621	–
Contractual severance	1,625,400	–	1,625,400	1,625,400	1,625,400	–
Statutory severance(9)	872,540	–	872,540	872,540	872,540	–
Accelerated vesting of restricted stock	230,000	–	230,000	230,000	–	–
TOTAL:	$2,872,704	$142,143	$2,872,704	$2,872,704	$2,642,704	$142,143

(1)
“Disability” is defined in Mr. Ehrlich’s employment agreement as a physical or mental infirmity which impairs Mr. Ehrlich’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(2)
“Cause” is defined in Mr. Ehrlich’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Board of Directors, provided that such directive concerned matters within the scope of Mr. Ehrlich’s duties, would not give Mr. Ehrlich “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; and (iv) reckless or willful misconduct that is materially harmful to us.

(3)
“Good Reason” is defined in Mr. Ehrlich’s employment agreement as (i) a change in Mr. Ehrlich’s status, title, position or responsibilities which, in Mr. Ehrlich’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto; (ii) a reduction in Mr. Ehrlich’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Ehrlich is participating; (iv) our insolvency or the filing (by any party, including us) of a petition for our winding-up; (v) any material breach by us of any provision of Mr. Ehrlich’s employment agreement; (vi) any purported termination of Mr. Ehrlich’s employment for cause by us which does not comply with the terms of Mr. Ehrlich’s employment agreement; and (vii) any movement of the location where Mr. Ehrlich is generally to render his services to us from the Jerusalem/Tel Aviv area of Israel.

(4)
“Change of Control” is defined in Mr. Ehrlich’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 20% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of January 1, 2000, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least 2/3 of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least 1/3 of our Board; or (iii) approval by our stockholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(5)
“Termination at Will” is defined in Mr. Ehrlich’s employment agreement as Mr. Ehrlich terminating his employment with us on written notice of at least 120 days in advance of the effective date of such termination.

(6)	“Other Employee Termination” means a termination by Mr. Ehrlich of his employment without giving us the advance notice of 120 days needed to make such a termination qualify as a “Termination at Will.”
(7)	Pursuant to Israeli law and our customary practice, we pay Mr. Ehrlich in July of each year the equivalent of ten days’ “recuperation pay” at the statutory rate of NIS 371 (approximately $99) per day.
(8)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Ehrlich’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 31, 2012, the ceiling then in effect was NIS 15,712 (approximately $4,209). In Mr. Ehrlich’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Ehrlich for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(9)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.

**PRELIMINARY COPY***

Steven Esses

The following table describes the potential payments and benefits upon employment termination for Steven Esses, our President, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2012 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

STEVEN ESSES
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Change of Location(6)	Retirement(7)	Early Retirement(8)	Other Employee Termination(9)
Accrued but unpaid(10):
Base salary	$19,961	$19,961	$19,961	$19,961	$19,961	$19,961	$19,961	$19,961	$19,961
Vacation	88,214	88,214	88,214	88,214	88,214	88,214	88,214	88,214	88,214
Sick leave(11)	17,455	17,455	17,455	17,455	17,455	17,455	17,455	17,455	17,455
Recuperation pay(12)	277	277	277	277	277	277	277	277	277
Benefits:
Manager’s insurance(13)	3,161	3,161	3,161	3,161	3,161	3,161	3,161	3,161	3,161
Continuing education fund(14)	1,497	1,497	1,497	1,497	1,497	1,497	1,497	1,497	1,497
Contractual severance	861,068	861,068	–	861,068	861,068	861,068	861,068	861,068	–
Statutory severance(15)	177,155	177,155	–	177,155	177,155	177,155	177,155	177,155	–
Benefits	–	–	–	75,000	150,000	150,000	150,000	150,000	–
TOTAL:	$1,168,788	$1,168,788	$130,565	$1,243,788	$1,318,788	$1,318,788	$1,318,788	$1,318,788	$130,565

(1)
“Non-renewal” is defined in Mr. Esses’s employment agreement as a decision, made with written notice of at least 90 days in advance of the effective date of such decision, by either us or Mr. Esses not to renew Mr. Esses’s employment for an additional two-year term. Pursuant to the terms of Mr. Esses’s employment agreement, in the absence of such notice, Mr. Esses’s employment agreement automatically renews.

(2)
“Disability” is defined in Mr. Esses’s employment agreement as a physical or mental infirmity which impairs Mr. Esses’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(3)
“Cause” is defined in Mr. Esses’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Chief Executive Officer, provided that such directive concerned matters within the scope of Mr. Esses’s duties, would not give Mr. Esses “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; and (iv) reckless or willful misconduct that is materially harmful to us.

(4)
“Good Reason” is defined in Mr. Esses’s employment agreement as (i) a change in (a) Mr. Esses’s status, title, position or responsibilities which, in Mr. Esses’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto, or (b) in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change; or (ii) a reduction in Mr. Esses’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Esses is participating; (iv) our insolvency or the filing (by any party, including us) of a petition for our winding-up; (v) any material breach by us of any provision of Mr. Esses’s employment agreement; and (vi) any purported termination of Mr. Esses’s employment for cause by us which does not comply with the terms of Mr. Esses’s employment agreement.

(5)
“Change of Control” is defined in Mr. Esses’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 30% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of January 1, 2000, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least 2/3 of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least 1/3 of our Board; or (iii) approval by our stockholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(6)
“Change of location” is defined in Mr. Esses’s employment agreement as a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change.

(7)	“Retirement” is defined as Mr. Esses terminating his employment with us at age 65 or older on at least 150 days’ prior notice.
(8)	“Early Retirement” is defined as Mr. Esses terminating his employment with us at age 55 or older (up to age 65) on at least 150 days’ prior notice.
(9)
Any termination by Mr. Esses of his employment with us that does not fit into any of the prior categories, including but not limited to Mr. Esses terminating his employment with us, with or without notice, other than at the end of an employment term or renewal thereof, in circumstances that do not fit into any of the prior categories.

(10)
Does not include a total of $186,000 in accrued but unpaid consulting fees due at December 31, 2012 to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(11)	Limited to an aggregate of 30 days.
(12)	Pursuant to Israeli law and our customary practice, we pay Mr. Esses in July of each year the equivalent of six days’ “recuperation pay” at the statutory rate of NIS 365 (approximately $96 per day.

**PRELIMINARY COPY***

(13)
Payments to managers’ insurance, a benefit customarily given to senior executives in Israel, come to a total of 15.83% of base salary, consisting of 8.33% for payments to a fund to secure payment of statutory severance obligations, 5% for pension and 2.5% for disability. The managers’ insurance funds reflected in the table do not include the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2011, which funds are reflected in the table under the “Statutory severance” heading.

(14)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Esses’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 31, 2012, the ceiling then in effect was NIS 15,712 (approximately $4,112). In Mr. Esses’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Esses for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(15)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.

Thomas J. Paup

The following table describes the potential payments and benefits upon employment termination for Thomas J. Paup, our Vice President – Finance and Chief Financial Officer, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2012 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

THOMAS J. PAUP
Payments and Benefits	Death or Disability(1)	Cause(2)	Change of Control(3)	Non-Renewal(4)	Termination at Will(5)
Accrued but unpaid:
Base salary	$7,491	$7,491	$7,491	$7,491	$7,491
Vacation	8,060	8,060	8,060	8,060	8,060
Contractual severance	–	–	380,000	190,000	47,500
TOTAL:	$15,551	$15,551	$395,551	$205,551	$63,051

(1)
“Disability” is defined in Mr. Paup’s employment agreement as a physical or mental infirmity which impairs Mr. Paup’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(2)
“Cause” is defined in Mr. Paup’s employment agreement as (i) a breach of trust by Mr. Paup, including, for example, but without limitation, commission of an act of moral turpitude, theft, embezzlement, self-dealing or insider trading; (ii) the unauthorized disclosure by Mr. Paup of confidential information of or relating to us; (iii) a material breach by Mr. Paup of his employment agreement; or (iv) any act of, or omission by, Mr. Paup which, in our reasonable judgment, amounts to a serious failure by Mr. Paup to perform his responsibilities or functions or in the exercise of his authority, which failure, in our reasonable judgment, rises to a level of gross nonfeasance, misfeasance or malfeasance.

(3)
“Change of Control” is defined in Mr. Paup’s employment agreement as (i) the acquisition (other than from us in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of 30% or more of the combined voting power of our then-outstanding voting securities; or (ii) individuals who, as of December 31, 2007, were members of our Board of Directors (the “Original Board”), together with individuals approved by a vote of at least 2/3 of the individuals who were members of the Original Board and are then still members of our Board, cease for any reason to constitute at least 1/3 of our Board; or (iii) approval by our stockholders of a complete winding-up or an agreement for the sale or other disposition of all or substantially all of our assets.

(4)
“Non-Renewal” is defined in Mr. Paup’s employment agreement as the agreement coming to the end of the Term and not being extended or immediately succeeded by a new substantially similar employment agreement.

(5)
“Termination at Will” is defined in Mr. Paup’s employment agreement as Mr. Paup terminating his employment with us on written notice of at least 120 days in advance of the effective date of such termination.

**PRELIMINARY COPY***

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) consists of four non-employee directors, Prof. Seymour Jones (Chair), Edward J. Borey, Elliot Sloyer and Arthur S. Leibowitz, each of whom has been determined to be independent as defined by the Nasdaq rules and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for Arotech’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Arotech’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Arotech’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

Arotech’s independent accountants also provided to the Audit Committee the written disclosure required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Arotech’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Prof. Seymour Jones
Edward J. Borey
Elliot Sloyer
Arthur S. Leibowitz

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent auditors, BDO USA, LLP, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

➢
Audit Fees. Audit fees billed or expected to be billed to us by BDO for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2012 and 2011 totaled approximately $313,000 and $340,000, respectively.

➢
Audit-Related Fees. BDO billed or expected to bill us $420,000 and $172,000 (principally consultation related to mergers and acquisitions) for the fiscal years ended December 31, 2012 and 2011, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

**PRELIMINARY COPY***

➢
Tax Fees. BDO billed or expected to bill us an aggregate of $51,000 and $87,000 (including consultation related to mergers and acquisitions) for the fiscal years ended December 31, 2012 and 2011, respectively, for tax services, principally advice regarding the preparation of income tax returns.

➢	All Other Fees. BDO billed or expected to bill us an aggregate of zero for the fiscal years ended December 31, 2012 and 2011, for permitted non-audit services.

Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

  INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the security ownership, as of August [xx], 2013, of those persons owning of record or known by us to own beneficially 5% or more of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Robert S. Ehrlich	1,409,643	(4)	8.7%
Steven Esses	995,480	(5)	6.1%
Thomas J. Paup	293,596	(6)	1.8%
Dr. Jay M. Eastman	70,553	(7)	*
Edward J. Borey	71,695	(8)	*
Prof. Seymour Jones	70,553	(9)	*
Elliot Sloyer	205,849	(10)	1.3%
Michael E. Marrus	77,414	(11)	*
Arthur S. Leibowitz	59,433	(12)	*
All of our directors and executive officers as a group (9 persons)	3,254,216	(13)	20.0%

**PRELIMINARY COPY***

*	Less than one percent.
(1)	The address of each named beneficial owner is in care of Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.
(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
Based on [xx,xxx,xxx] shares of common stock outstanding as of August [xx], 2013. For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has exercised his options for shares of common stock.

(4)
Consists of 899,111 shares held directly by Mr. Ehrlich, 166,667 shares of unvested restricted stock (the vesting of 66,667 of which is subject to future performance criteria), 328,767 shares held as part of a trust securing the payment of Mr. Ehrlich’s severance package pursuant to the terms of our employment agreement with him, 3,571 shares held by Mr. Ehrlich’s wife (in which shares Mr. Ehrlich disclaims beneficial ownership), and 11,527 shares held in Mr. Ehrlich’s pension plan.

(5)
Consists of 596,507 shares held directly by Mr. Esses, 125,000 shares of unvested restricted stock (the vesting of 50,000 of which is subject to future performance criteria), and 273,973 shares held as part of a trust securing the payment of Mr. Esses’s severance package pursuant to the terms of our employment agreement with him.

(6)	Consists of 253,596 shares held directly by Mr. Paup and 40,000 unvested restricted stock units (the vesting of which is subject to future performance criteria).
(7)	Consists of 45,987 shares owned directly by Dr. Eastman and 24,566 shares of unvested restricted stock.
(8)	Consists of 47,129 shares owned directly by Mr. Borey and 24,566 shares of unvested restricted stock.
(9)	Consists of 45,987 shares owned directly by Prof. Jones and 24,566 shares of unvested restricted stock.
(10)	Consists of 181,283 shares owned directly by Mr. Sloyer and 24,566 shares of unvested restricted stock.
(11)	Consists of 52,848 shares owned directly by Mr. Marrus and 24,566 shares of unvested restricted stock.
(12)	Consists of 34,867 shares owned directly by Mr. Leibowitz and 24,566 shares of unvested restricted stock.
(13)
Includes 439,063 shares of unvested restricted stock (the vesting of 116,667 of which is subject to future performance criteria), 602,740 shares of restricted stock held as part of trusts securing payment of severance, and 40,000 unvested restricted stock units (the vesting of which is subject to future performance criteria).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2012. We are not aware of any instances during 2012, not previously disclosed by us, where such “reporting persons” failed to file the required reports on or before the specified dates, except as follows:

(i)
Mr. Ehrlich was required to file a Form 4 on or prior to November 22, 2012 in connection with his receipt of 100,000 shares of restricted stock. He reported these transactions in a Form 5 filed on February 13, 2013.

(ii)
Mr. Esses was required to file a Form 4 on or prior to November 22, 2012 in connection with his receipt of 75,000 shares of restricted stock. He reported these transactions in a Form 5 filed on February 13, 2013.

**PRELIMINARY COPY***

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loans

On February 9, 2000, Mr. Ehrlich exercised 9,404 stock options. Mr. Ehrlich paid the exercise price of the stock options and certain taxes that we paid on his behalf by giving us a non-recourse promissory note due in 2025 in the amount of $329,163, bearing annual interest at 1% over the then-current federal funds rate announced from time to time by the Wall Street Journal, secured by the shares of our common stock acquired through the exercise of the options and certain compensation due to Mr. Ehrlich upon termination. As of December 31, 2012, the aggregate amount outstanding pursuant to this promissory note was $452,995.

On June 10, 2002, Mr. Ehrlich exercised 3,571 stock options. Mr. Ehrlich paid the exercise price of the stock options by giving us a non-recourse promissory note due in 2012 in the amount of $36,500, bearing simple annual interest at a rate equal to the lesser of (i) 5.75%, and (ii) 1% over the then-current federal funds rate announced from time to time, secured by the shares of our common stock acquired through the exercise of the options. As of December 31, 2012, the aggregate amount outstanding pursuant to this promissory note was $46,593, which was not repaid and was charged to paid in capital in the fourth quarter. Pursuant to the terms of the note the shares of stock securing the note were returned to us and retired in 2013 when the loan was not repaid.

Consulting Agreement with Sampen Corporation

We have a consulting agreement with Sampen Corporation that we executed in March 2005, effective as of January 1, 2005 and amended and restated effective in May 2013. We had previously given notice to Sampen of our intention to terminate this agreement effective December 31, 2012, but by mutual agreement we withdrew this notice prior to its effectiveness. Sampen is a New York corporation owned by members of Steven Esses’s immediate family, and Mr. Esses is an employee of both the Company and of Sampen. The term of this consulting agreement expires on December 31, 2015.

Pursuant to the terms of our new agreement with Sampen, Sampen provides one of its employees to us for such employee to serve as our President until September 20, 2014, and as our President and Chief Executive Officer thereafter. We pay Sampen $8,960 per month, plus an annual bonus, on a sliding scale, in an amount equal to a minimum of 25% of Sampen’s annual base compensation then in effect if the results we actually attain for the year in question are 100% or more of the amount we budgeted at the beginning of the year, up to a maximum of 75% of its annual base compensation then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We also pay Sampen, to cover the cost of our use of Sampen’s offices as an ancillary New York office and the attendant expenses and insurance costs, an amount equal to 16% of each monthly payment of base compensation.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board at <directors@arotech.com>. Non-management directors may be contacted as a group at <nonmanagement-directors@arotech.com>. Any Board committee or any chair of any such committee may be contacted as follows: <audit-chair@arotech.com>, <compensation-chair@arotech.com>, or <nominating-chair@arotech.com>. If you cannot send an electronic mail message, you may contact Board members by regular mail at: Arotech Board Members, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.

**PRELIMINARY COPY***

The Arotech Corporation Investor Relations Department is responsible for forwarding all such communications to the Board of Directors, and where appropriate, to management. Communications are screened to exclude certain items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, business solicitations or advertisements, and material that is unduly hostile, threatening, illegal or similarly unsuitable. Communications that are filtered out are made available to any director upon request. The Board may involve management in preparing its responses to stockholder communications.

Stockholder Proposals

Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before June 23, 2014. Any proposals must be received at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, Attention: Corporate Secretary by the applicable date.

Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on August [xx], 2013. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2012 and certain other related financial and business information are contained in our 2012 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

By Order of the Board of Directors,

Yaakov Har-Oz
Senior Vice President, General Counsel and Secretary
Ann Arbor, Michigan
August 30, 2013

**PRELIMINARY COPY***

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AROTECH CORPORATION
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 21, 2013

The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Arotech Corporation (the “Company”), hereby appoint(s) Robert S. Ehrlich and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Monday, October 21, 2013 at 10:00 a.m. local time at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 17th Floor, New York, New York, and all postponements and adjournments thereof (the “Meeting”), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR the other proposals set forth herein and described in the Board of Directors’ Proxy Statement. If any of the nominees are not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________________________________________________________________________________

(If you noted and Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

**PRELIMINARY COPY***

AROTECH CORPORATION INVESTOR RELATIONS 1229 OAK VALLEY DRIVE ANN ARBOR, MI 48108
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Arotech Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Arotech Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M62085-P42720 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

AROTECH CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			☐	☐	☐
1.
To contract the size of the Board of Directors to six; to fix the number of Class III directors at two; and to elect two Class III directors for a three-year term ending in 2016 and continuing until their successors are duly elected and qualified:

NOMINEES:

	01)	Robert S. Ehrlich (Class III)
	02)	Steven Esses (Class III)
							For	Against	Abstain
2.	To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2013.						☐	☐	☐

3.	To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”.)						☐	☐	☐

4.	To consider and act upon a proposal to recommend, on an advisory basis, a three-year frequency of future “say-on-pay” votes.						☐	☐	☐

5.
To consider and act upon a proposal to effect the quasi-reorganization of our financial statements to eliminate the accumulated deficit of $183,367,739 in retained earnings with a corresponding decrease in our surplus capital account as of December 31, 2013.
							☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Mark here if you plan to attend the meeting.			☐	☐
			Yes	No

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

**PRELIMINARY COPY***